UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 20, 2007

UGS Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123664	75-2728894
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5800 Granite Parkway, Suite 600, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-987-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 22, 2007, UGS Corp. issued a press release announcing its financial results for the three and twelve months ended December 31, 2006. This press release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference.

The press release referred to above reference EBITDA. The GAAP measure we believe to be most directly comparable to EBITDA is net income (loss). For the three months ended December 31, 2006, net income was $22.7 million compared to $12.9 million for the same period a year prior. For the twelve months ended December 31, 2006, net loss was $10.3 million compared to $10.0 million for the same period a year prior. Please refer to the press release for a reconciliation of EBITDA to net income (loss).

The press release referred to above contains non-GAAP financial results which reflect our operating results excluding the impact of purchase accounting. We believe that viewing our results with these adjustments best reflects our ongoing performance and business operations during the periods presented and is more useful to investors for comparative purposes. However, the reader is cautioned that any non-GAAP financial results provided by us are provided in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Any non-GAAP financial results provided by UGS may not be comparable to similar results provided by other companies.

The information furnished in this report shall not be deemed to be "filed" for the purposes of the Securities Exchange Act of 1934 (‘Exchange Act") or otherwise subject to the liabilities of Section 18 of the Exchange Act, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Exchange Act. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report, including the Exhibit.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Item 4.02(a)

On February 20, 2007, our audit committee determined that our financial statements for 2004 and 2005 (and the interim periods included therein) should no longer be relied upon because of issues related to our recognition of certain deferred income taxes in one of our foreign subsidiaries.

Because of the income tax impact of currency fluctuations on intercompany debt in one of our foreign subsidiaries, we are restating our earnings for 2004 and 2005 by increasing our deferred income tax expense in 2004 by a currently estimated amount of $12.0 million and correspondingly increasing our deferred income tax benefit in 2005 by a currently estimated amount of $12.0 million. There is no impact on our cash flows from operations.

We are reviewing the impact of this matter on the internal controls over financial reporting and disclosure controls and procedures.

The audit committee discussed the matters described in this Item 4.02 with KPMG on February 20, 2007.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release issued by UGS Corp. dated February 22, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGS Corp.

February 22, 2007	By:	/s/ Douglas E. Barnett

Name: Douglas E. Barnett
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by UGS Corp. dated February 22, 2007